Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 28, 2013 with respect to the financial statements of JNL/M&G Global Leaders Fund, JNL/Franklin Templeton Global Growth Fund and JNL/S&P Dividend Income & Growth Fund, each a series of JNL Series Trust as of December 31, 2012,  incorporated herein by reference and to the reference to our firm under the heading “FINANCIAL HIGHLIGHTS” in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP

June 13, 2013
Chicago, Illinois

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Variable Fund LLC:

We consent to the use of our report dated February 28, 2013 with respect to the financial statements of JNL/Mellon Capital Dow Dividend Fund, a portfolio of JNL Variable Fund LLC as of December 31, 2012,  incorporated herein by reference and to the reference to our firm under the heading “FINANCIAL HIGHLIGHTS” in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP

June 13, 2013
Chicago, Illinois